Exhibit 99.1

Long Island Iced Tea Corp. Announces Public Offering of Common Stock

Hicksville, NY (June 15, 2017) — Long Island Iced Tea Corp. (NasdaqCM: LTEA) (the “Company”), a growth-oriented company focused on the ready-to-drink (“RTD”) tea segment in the beverage industry, today announced the signing of subscription agreements for a public offering of 256,848 shares of its common stock at an average public offering price of $5.06 per share. Alexander Capital, L.P. acted as the placement agent for the offering on a “best efforts” basis. The offering is expected to close on June 20, 2017.

The offering was made pursuant to an effective shelf registration statement on Form S-3 previously filed with and subsequently declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the offering is being filed with the Securities and Exchange Commission. Copies of the prospectus supplement relating to the offering, together with the accompanying base prospectus included in the registration statement, may be obtained from the Securities and Exchange Commission at http://www.sec.gov, or from Alexander Capital, L.P., 17 State Street, 5th Floor, New York, NY 10004 – Attention: Tim Stack, Telephone: (212) 687-5650.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Long Island Iced Tea Corp.

Headquartered in Long Island, New York, Long Island Iced Tea Corp. operates in the ready-to-drink tea segment of the beverage industry. The Company has developed non-alcoholic, premium iced tea bottled beverages made with quality ingredients that are offered at an affordable price. The Company is currently organized around its flagship brand Long Island Iced Tea®, a premium, ready-to-drink iced tea sold primarily on the East Coast of the United States through a network of regional chains and distributors.

Forward Looking Statements

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of the Company’s business strategies and its expectations concerning future operations, margins, sales, new products and brands, potential joint ventures, potential acquisitions, expenses, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements include any statement that does not directly relate to a historical or current fact. You can also identify these and other forward-looking statements by the use of such words as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "thinks," "estimates," "seeks," "predicts," "could," "projects," "potential" and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting the Company and are subject to uncertainties, risks and other factors relating to its operations and business environments, all of which are difficult to predict and many of which are beyond its control, that could cause its actual results to differ materially from those matters expressed or implied by these forward looking statements. These uncertainties, risks and other factors include the risk that the offering will not close. These uncertainties, risks and other factors also include the Company’s history of losses and expectation of further losses, its ability to expand its operations in both new and existing markets, its ability to develop or acquire new brands, its relationships with distributors, the success of its marketing activities, the effect of competition in its industry and economic and political conditions generally, including the current economic environment and markets. More information about these and other factors are described in the reports the Company files with the Securities and Exchange Commission, including but not limited to the discussions contained under the caption “Risk Factors.” When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the reports the Company files with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and the Company cannot predict those events or how they may affect it. The Company assumes no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

Contacts:

Phil Thomas

Long Island Iced Tea Corp.

1-855-542-2832

info@longislandteas.com